                                                                    EXHIBIT 10.8


* Certain portions of this document have been omitted pursuant to a request for confidential treatment filed separately with the Commission.

                                   Term Sheet
                                   ----------
                             (Right Start-- Oxygen)

The following sets forth the preliminary understanding of the parties with respect to a relationship among The Right Start, Inc., and RightStart.com Inc. ("Right Start"), on the one hand, and Oxygen Media, LLC ("Oxygen") on the other hand. The parties agree that this term sheet is prepared for the sole purpose of facilitating further discussion and negotiation of one or more definitive agreements.

1.  CO-BRANDED STORE.

Design of Store. The Co-Branded Store will be designed by both parties and
---------------
built, hosted, maintained and operated by Right Start on Right Start's server. Co-Branded Store will include Oxygen's universal navigation device and such elements of Oxygen's "look and feel" as proposed by Oxygen and agreed by the parties. The Co-Branded Store will be based on Right Start's store located at www.rightstart.com (the "Right Start Store"). The parties will agree on the depth of co-branding (to be provided in the definitive agreement), but acknowledged that the Co-Branded Store is not expected to be a mirror site of the Right Start Store.

Location of Store. The Co-Branded Store will be resident in and be principally
-----------------
accessible from the Moms Online site (the "Resident Site") and such other relevant sites of Oxygen's web-based online network, including the O2 Simplify site, whose target audience is women ages 18-49, as the same may be distributed by Oxygen or any third party ("Oxygen Online Network") as reasonably determined by the parties and, in the case of Oprah.com and associated Oprah-branded sites, subject to the approval of Harpo Productions.

The Co-Branded Store will be located at such URLs that will accrue to the benefit of Oxygen (or, if possible, both parties) for page view purposes.

A link connecting O2 Simplify to the Right Start Store will be in effect on or before October 25, 1999. The Co-Branded Store will be launched by early to mid-November, 1999 (with November 10, 1999 as the target date) as part of the O2 Simplify site and thereafter as part of the Moms Online site. In addition, on or before November 1, 1999, Right Start agrees to provide certain products (with hyperlinks to the Right Start Store for purchase) for sale in the Oxygen holiday store. Once the co-branded store is established, all links from Oxygen (including the Holiday Store, etc.) will be to the Co-Branded Store.

Products. The Co-Branded Store will feature all products carried by the Right
--------
Start Store. In addition, the Co-Branded Store may carry any and all types of products, including those not covered in the Product Categories (as defined hereinafter).

Right Start will be responsible for selection, turnover and arrangement of the product offerings in the Co-Branded Store, subject to the parties jointly determining what products or product categories will be featured on the front screen of the Co-Branded Store and its channels or departments.

2.  BUSINESS TERMS.

Term. October 25, 1999 through December 31, 2002. No extension or renewal unless
----
expressly agreed by the parties. The definitive agreement will include other customary termination provisions to be agreed by the parties (e.g., material breach, bankruptcy).

Revenue Share. Right Start will share revenues derived from sales of products
-------------
from the Co-Branded Store as follows: [ * ]% of the Net Revenues (as defined below) shall be paid to Oxygen; [ * ]% of the Net Revenues shall be retained by Right Start; and any Net Profits (as defined below) remaining after taking into account such sharing of Net Revenues will be [ * ] by Right Start and Oxygen.

Oxygen will forego all revenue sharing until [ * ]% of the costs actually incurred by Right Start in initially building and launching the Co-Branded Store are recouped.

"Net Revenues" shall mean total proceeds from customer sales less: (i) sales tax collected, (ii) shipping and handling revenues and (iii) customer refunds for returns and adjustments.

"Net Profit" shall mean Net Revenues less: (i) cost of goods sold, (ii) revenue sharing due to Oxygen, (iii) revenue sharing due to Right Start and (iv) direct operating costs and fairly allocated overhead relating to the Co-branded Store.

"Cost of goods sold" shall mean RightStart.com's cost of inventory sold by the Co-Branded Store, including freight-in on such goods, the cost of inventory damaged or

------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

otherwise deemed unsalable for which vendor credit is not available and that originates from the Co-Branded Store, and a provision for shrink associated with sales on the Co-Branded Store not to exceed [ * ]% of Net Sales.

Payment Terms. Payments will be made quarterly in arrears within 30 business
-------------
days after the end of each calendar quarter, together with a reasonably detailed accounting statement, subject to reasonable audit rights.

Expenses. Each party shall be responsible for its own costs and expenses in
--------
connection with this agreement and the performance of its respective obligations hereunder. Right Start will be responsible for the cost of building, hosting, maintaining and operating the Co-Branded Store.

Warrants. Right Start will grant to Oxygen (or its designated affiliate) one or
--------
more warrants to purchase 136,500 common shares of RightStart.com Inc. at a price of $11.25. Such warrant(s) shall be exercisable for five (5) years from the date of grant. Definitive agreement to provide for cashless exercise, adjustments for any stock splits, subdivisions, or combinations of the stock to be issued upon exercise and reasonable safe guards with respect to the reorganization, consolidation, or merger of RightStart.com Inc.

3. ADVERTISING/SPONSORSHIP OPPORTUNITIES.

Advertising/Sponsorship Commitment. Exhibit A sets forth Right Start's
----------------------------------
commitments to purchase advertising and sponsorship on Oxygen's Cable Network and Online Network (to be allocated as provided therein). Media dollars to be billed as Gross.

Online Scheduling. Web impressions will be allocated across all relevant pages
-----------------
across Oxygen Online Network in ad banners, a dedicated area on relevant web pages (known as the Partner Utility Bar) for sponsor content (to be developed by Oxygen and Right Start), and through a variety of other means (including targeted e-mail campaigns, newsletters, etc.). Placement and allocations will be reasonably determined by Oxygen in consultation with Right Start and in a manner consistent with Oxygen's editorial standards and practices.

Television Scheduling. Equitable distribution both horizontally and vertically
---------------------
within the total daypart definition and during such scheduled hours not more than one commercial unit (i.e. 30 second or 1 minute spot) per hour block (from 6 a.m. to 3 a.m.) unless otherwise agreed. No commitment to provide minimum separation or equitable

-----------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

distribution between and within the hour blocks. All spots will be subject to Oxygen's standard terms and conditions for sponsors or such other terms and conditions as agreed by the parties. Right Start will also participate in Oxygen's URL promotional stripe, a persistent on-air element (i.e., resides on screen during programming and advertising time) being provided in lieu of traditional sponsorship billboards.

Television Estimating. Oxygen Media intends to purchase a television audience
---------------------
measurement system when Nielsen reports a universe estimate of more than [ * ] households. Prior to audience measurement capabilities, television delivery is to be based on Oxygen distribution ratings and VPVH estimates attached hereto as Exhibit B. At such time as Oxygen's Nielsen measurement system becomes available, delivery guarantees will be converted to households on quarterly total day averages based on data provided by Nielsen's measurement system. Television estimates in years 2 through 5 (for years 4 and 5, only if the renewal option is exercised to extend the term of the agreement) will be revised quarterly if necessary based on a guaranteed minimum CPM.

4. CO-MARKETING AND CO-PROMOTIONS.

Right Start Co-Marketing Opportunities. Right Start commits to giving Oxygen at
--------------------------------------
least [ * ]. Oxygen shall have the right to select the types of marketing opportunities to be provided by Right Start from the options set forth on Exhibit D. The parties will consult with each other on potential opportunities on a periodic basis. Marketing fees to be billed as net.

Oxygen Co-Marketing Opportunities. Parties will explore co-promotion
---------------------------------
opportunities involving Oxygen's existing promotional efforts, which include Oxygen's convergence lab, participation in Oxygen's grass roots marketing efforts (i.e., Oxygen Tank Tour), and consumer promotions on-air and on-line.

5. CO-BRANDED OFFERINGS.

Right Start will work with Oxygen to create, develop and host custom product or service offerings ( the "Co-Branded Offerings"). The objective of such Co-Branded Offerings is, among other things, to help Oxygen users be better consumers in the Product Categories or of the Co-Branded Service. It is expected that the first Co-Branded Offerings will be commercially available within the year 2000 and that new Co-Branded Offerings will be developed and launched on a semi-annual basis thereafter.


------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Any and all such co-developed offerings shall be co-branded in a manner that gives Right Start a persistent, appropriately prominent attribution using the Right Start logo and shall be made available on the Oxygen Online Network to Oxygen users exclusively. To the extent the parties agree to make such Co-Branded Offerings available in the Right Start Store, Right Start shall provide prominent attribution to Oxygen and link to the home page or other relevant area of the Oxygen Online Network. Ownership of intellectual property, including, without limitation, ownership of product design, trademarks and copyrights, shall be determined on a case-by-case basis for each jointly developed, Co-Branded Offering as reasonably agreed to by the parties.

A project committee, with representatives appointed by each party, will work together to conceive such new programming and tools, create a joint development plan, and oversee the development efforts. Any joint development plan created by such project committee will be submitted to both parties for approval and will, among other things, include a project budget specifying what cash and noncash resources are to be committed by each party and a timetable for completion.

6. EXCLUSIVITY.

Oxygen Exclusivity. Oxygen will not enter into any affiliation, revenue sharing,
------------------
advertising or sponsorship or co-promotional arrangement with any of the third party retailers listed on Exhibit D with respect to the business of selling products for babies and toddlers through age 3 and developmental toys for babies and toddlers through age 6 (collectively, the "Product Categories") directly to end consumers over the Oxygen Online Network. Oxygen will not enter into any affiliation, partnership, sponsorship or co-promotional arrangement with [ * ]. The Product Categories will also include developmental toys for kids from age 7 through 12 unless Right Start fails to make a comprehensive selection of such products commercially available by June 30, 2000, in which case developmental toys for kids from age 7 through 12 will not be included within the Product Categories subject to Oxygen exclusivity. Exhibit D may be amended by Right Start subject to the approval of Oxygen, which approval, with respect solely to the addition of any third party retailer whose business is comparable to that of the retailers set forth on Exhibit D, shall not be unreasonably withheld.

Notwithstanding the foregoing, Oxygen's exclusivity, promotion or other obligations hereunder shall not apply to the following:


------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

-- Any type of arrangement (e.g., linking, content integration, banner advertising) with any third party (other than any listed on Exhibit D), even if any such third party carries products in the Product Categories.

--   Any linking arrangement to any third party (including any listed on Exhibit
     D) in order to make available to Oxygen users any product (including any particular version or brand) in the Product Categories that is not carried by RightStart.com Inc., provided that Oxygen shall first give RightStart.com Inc. a reasonable opportunity to stock such product and provided, further, that Oxygen shall not prominently promote such third party as a source for such product to the extent RightStart.com carries comparable products and provided further that such linking arrangement shall not involve promotion of such third party as a source for any other products within the Product Categories.

-- Any site or online service owned, controlled, operated or sponsored by Oxygen that is dedicated to featuring and promoting small businesses or start-ups by women (e.g., Women's Hands).

Oxygen shall have no obligation to cause any third party site or service to which Oxygen links, on a co-branded or other basis, to make the services of such third party available to Oxygen users to, in turn, link to Right Start or not to link to any competitor of Right Start (including the parties listed on Exhibit
D).

The parties acknowledge that Oxygen has sold advertising to competitors of Right Start which commitments shall be grandfathered and permitted to run through their normal course, without any extension or renewal. A schedule to the definitive agreement(s) shall be prepared listing competitors of Right Start with whom Oxygen has commitments.

Right Start Exclusivity. Right Start will not enter into any affiliation or
-----------------------
other arrangement which makes the Right Start services available, on a co-branded, private label or other contextually relevant basis, on or to any web site, channel or online service that is either operated by or directly or indirectly affiliated with the third parties listed on Exhibit D.

Notwithstanding the foregoing, Right Start's exclusivity obligation hereunder shall not apply to the purchase of any banner advertising, advertising spots or similar non-contextually relevant advertising that links to otherwise promotes Right Start's own store located at www.Right Start.com without any revenue sharing or other sharing of customers.

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7. OTHER PROVISION.

Cross-Use of Oxygen Content. Right Start shall have the ability to borrow
---------------------------
content (to be mutually agreed upon by the parties) from Oxygen to be placed on the Right Start Store. Oxygen shall have the ability to edit and determine and pre-approve the final version of such content. Any such Oxygen-derived content shall be made available on RightStart.com with such clickable branding to Oxygen and on such other terms as the parties may agree.

Editorial Authority. Notwithstanding anything to the contrary, Oxygen shall have
-------------------
complete editorial authority and control over its programming and other editorial content in any media. Such authority shall include the right to feature links to competitive retailers, products, services or other offerings so long as such links are nonpromotional in nature and are provided to achieve editorial objectives. Oxygen may adopt a policy or disclosure statement relating to its sponsors and partners which, among other things, may provide how links to the Co-Branded Store will be distinguished from any editorial content either by placement, design or otherwise.

User Data. Any and all information derived or collected by Right Start from or
---------
about Oxygen users shall be jointly owned by Right Start and Oxygen with certain exceptions (e.g., credit card information). Specific types of information and reporting requirements will be defined in further detail in the definitive agreement.

Privacy Policy. The parties agree that use of the Store shall be governed by
--------------
mutually agreed terms and conditions and a mutually agreed privacy policy (which shall be consistent with the terms and conditions and privacy policies, respectively, of both parties). Such privacy policy shall permit the use of any personally identifiable information of an Oxygen user collected by Right Start to be used for e-mail promotions or other direct marketing campaigns by either party only if such user expressly "opts in" or consents to receive such promotions from such party.

Other Right Start Obligations. Right Start will be responsible for, among other
-----------------------------
things (to be specified in the definitive agreement): (a) processing and fulfilling all customer requests and transactions in a manner consistent with the standards upheld at Right Start's own online store; (b) stocking adequate inventories to meet the reasonably foreseeable demand of Oxygen users, taking into account its own customers; and (c) providing at its cost all online and offline customer service and support. No banner ads, sponsorships or any other types of advertising will appear on or in connection with the Co-Branded Store, except as the parties may otherwise agree in writing.

Confidentiality; Publicity. The definitive agreement(s) will contain standard
--------------------------
confidentiality provisions (subject to exceptions for disclosure required by law). Neither

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party shall issue any press releases or otherwise make any public announcements regarding the arrangement contemplated hereunder without the prior written consent of the other party hereto, unless such disclosure is required by law; provided that if a party is compelled to disclose information, such party shall give notice to the other party and an opportunity for such other party to review the disclosure. Right Start will use its best efforts to obtain confidential treatment for documents relating to Oxygen filed with the Securities and Exchange Commission.

Miscellaneous. The definitive agreement between the parties shall contain
-------------
provisions for cross-licensing content and related provisions regarding the parties' respective intellectual property and other ownership rights, standard representations and warranties, cross-indemnities covering noninfringement of third party rights and the parties' operation of their respective sites and business, confidentiality obligations, choice of law (New York) and other provisions that are usual and customary for this type of arrangement.

                                    * * * * *

Nothing in this document is binding nor is it a proposal or an offer to enter into or execute a definitive agreement on these or any other terms. Upon the parties' execution of this term sheet, the parties will promptly and diligently in good faith use their reasonable commercial efforts to negotiate and enter into a definitive agreement containing terms consistent with the foregoing and otherwise mutually acceptable.

Oxygen Media, LLC                            RightStart.com Inc.


By:  /s/ Daniel M. Taitz                     By:   /s/ Jerry R. Welch
     ------------------------                      -----------------------
         Daniel M. Taitz                               Jerry R. Welch
         General Counsel                               President

                                             The Right Start, Inc.


                                             By:   /s/ Jerry R. Welch
                                                   -----------------------
                                                       Jerry R. Welch
                                                       President

Exhibit A


                                                      Final - September 30, 1999

               Rightstart/Oxygen Media, Inc. Partnership Proposal
               --------------------------------------------------

Partnership Elements:
--------------------

I.  The Web
-----------

 .    Preferred e-commerce partner status. Status promoted as link to co-branded store at mom's online, O2 Simplify and other relevant areas (as determined by Oxygen in consultation with Right Start).

 .    Participation in Oxygen Partner Program Bar on such relevant sites.

 .    Sponsorship identification of existing content on such relevant Oxygen web editorial pages.

 .    Banner Advertising to link to Co-Branded Store.

 .    Combined Sponsorship,store and banner impressions: [ * ]

 .    [ * ] revenue to be shared as follows: [ * ] of gross proceeds paid to
     Oxygen, [ * ] of gross proceeds to be paid to Right Start and any profit margin remaining, if any, to be [ * ] Oxygen and Right Start [ * ].

II.  Television
---------------

 .    Significant share of voice package on total Oxygen television network

 .    Total of [ * ] advertising time per year for branding and traffic driving messages

 .    Participation in URL promotion plan on Oxygen "stripe"

 .    Inclusion in video stream on Oxygen.com

 .    Estimated W18-49 impressions: [ * ]



------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.



III. Oxygen Co-Marketing
------------------------

 . Production fund for short form sponsor programs.

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 .    Participating sponsorship in On-air and on-line marketing event each year

IV.  Right Start Co-Promotion of Oxygen
---------------------------------------

 .    Right Start to promote Oxygen through its stores (currently over 40 nationwide) and catalogs, including through in-store displays and bag stuffers, catalogs, "in-box" mailers, etc.

 .    Right Start to include Oxygen promotion in its print ad campaigns, including promotion of [ *] in local advertising of Right Start Stores.

 .    Right Start to commit aggregate [ * ] through such promotional opportunities (see below).


V.  Partnership Investment Summary
----------------------------------

Oxygen Value to Rightstart:


 .    Dates: Media: September 1999 (web only pre Feb 2 launch)-December 31 2002

     Year      TV $     TV Impressions     Web      $ Web Impressions     Web slotting fee     Marketing
     ----     -----     --------------    -----     -----------------     ----------------     ---------
     2000      $[*]           [*]         $ [*]           [*]                $      -           $   [*]
     2001      $[*]           [*]         $ [*]           [*]                $      -           $   [*]
     2002      $[*]           [*]         $ [*]           [*]                $      -           $   [*]
               $[*]           [*]         $ [*]           [*]                       -               [*]

o [*]




------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

 .  Rightstart Value to Oxygen

[*]




All spending is net.

 . Renewal options for years 2003 and 2004: Oxygen will grant Rightstart the right to renew at the contracted CPM's for the years 2003 and 2004. Renewal inventory will be offered at year 2002 impression levels for both television and the web, unless otherwise agreed.



------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibit B

                                     OXYGEN
                               PLANNING ESTIMATES
                                      2000


[*]




                                     OXYGEN
                               PLANNING ESTIMATES
                               CALENDAR YEAR 2001


[*]




                                     OXYGEN
                               PLANNING ESTIMATES
                                      2002

[*]










------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

Exhibit C


                 The Right Start / Rightstart.Com / Oxygen Media

                          Customer Impression Forecast


[*]















------------------------------
* Portion has been omitted pursuant to a request for confidential treatment filed separately with the Commission.

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Exhibit D -- Competitors

Right Start Competitors
-----------------------

E-TOYS
iVILLAGE
BABYCENTER
WOMEN.COM
iBABY
BABYS 'R' US
BABYSTYLE.COM
SMARTERKIDS.COM
ZAINYBRAINEY
NOODLE KIDOODLE
IMAGINARIUM
KAYBEE KIDS



Oxygen Competitors
------------------

Women.com/homearts.com
iVillage
CondeNet
MSN Women's Central/Underwire
womenconnect.com
Martha Stewart

Any site or service operated by a third party that also operates or is directly or indirectly affiliated with a television network and the programming and other content prominently featured on such site or service is both (x) primarily targeted at or specifically oriented for women and (y) being developed, adapted, promoted and/or distributed, on a productized basis under a common brand, on and across such third party's online platform and such third party's or any of its affiliate's television platforms.

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